EXHIBIT 99.2

NEWS RELEASE

Weatherford International plc Announces an Increase in the Maximum Tender Amount to $1.6 billion in the Previously Announced Cash Tender Offer for Weatherford International Ltd.’s 11.00% Senior Notes due 2024

HOUSTON, October 14, 2021/PRNewswire/ -- Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) today announced that its wholly owned subsidiary, Weatherford International Ltd. (the “Issuer”), is amending its previously announced tender offer (the “Tender Offer”) for its outstanding 11.00% Senior Notes due 2024 (the “Notes”) by increasing the aggregate principal amount of the Notes that it would purchase for cash to up to $1,600,000,000 from $1,500,000,000. No other terms of the Tender Offer are being amended.

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated October 12, 2021 (as amended or supplemented from time to time, the “Offer to Purchase”). The following table summarizes the material pricing terms of the Tender Offer.

Title of Security	Outstanding Aggregate Principal Amount	Maximum Tender Amount	CUSIP / ISIN	Tender Offer Consideration (1)	Early Tender Payment(2)	Total Consideration (1)(3)
Senior Notes due 2024	$2,100,000,000(4)	$1,600,000,000	947075AP2 / US947075AP29	$1,014.76	$50.00	$1,064.76

(1)	Per $1,000 principal amount of Notes validly tendered and accepted for payment.
(2)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline and accepted for payment.
(3)	Includes the Tender Offer Consideration and Early Tender Payment.
(4)	Of the $2,100,000,000 outstanding aggregate principal amount of Notes as of the date hereof, $200,000,000 in aggregate principal amount of Notes have been called for redemption at a price of 103.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The redemption of such Notes in the $200,000,000 aggregate principal amount is expected to occur on October 20, 2021. Prior to December 1, 2022, the Issuer may redeem up to an additional $300 million in the aggregate principal amount of the Notes at a redemption price of 103.000% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date. The Issuer intends to issue a notice of conditional redemption providing for the redemption of up to $1,600,000,000 aggregate principal amount of the Issuer’s remaining outstanding Notes not tendered and purchased in the Tender Offer (the “Concurrent Redemption”). The principal amount of the Notes to be redeemed will be equal to the difference between (i) $1.6 billion and (ii) the aggregate principal amount of the Notes purchased by the Issuer in the Tender Offer. The redemption price for the Notes to be redeemed will be equal to 100.00% of the principal amount of the Notes to be redeemed plus the Make Whole Premium (as defined in the indenture governing the Notes) as of, and accrued and unpaid interest to, but excluding, the redemption date. The redemption date for the Concurrent Redemption is expected to be November 15, 2021. The Concurrent Redemption is conditioned on the satisfaction or waiver of the following conditions: (i) the consummation of a debt financing in the aggregate principal amount of at least $1.6 billion and (ii) the Issuer purchasing less than $1.6 billion aggregate principal amount of the Notes pursuant to the Tender Offer.

The Tender Offer will expire at Midnight, New York City time, at the end of November 8, 2021, unless extended or earlier terminated by the Issuer. In order to be eligible to receive the Total Consideration (as described above) for tendered Notes, holders must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on October 25, 2021, unless extended or earlier terminated by the Issuer.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase. Holders are urged to read the Offer to Purchase carefully when they become available.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This disclosure does not constitute a notice of redemption with respect to the Notes.

Morgan Stanley & Co. LLC is the dealer manager (the “Dealer Manager”) in the Tender Offer. D.F. King & Co., Inc. has been retained to serve as both the tender and the information agent (the “Tender and Information Agent”) for the Tender Offer. Questions regarding the Tender Offer should be directed to the Dealer Manager at 1 (800) 624-1808 or (212) 761-1057. Requests for copies of the Offer to Purchase and other related materials should be directed to D.F. King & Co., Inc. at weatherford@dfking.com (email), (800) 290-6428 (U.S. Toll-Free) or (212) 269-5550 (Banks and Brokers).

None of the Company, its board of directors, the Issuer, the Dealer Manager, the Tender and Information Agent, the Trustee under the Indenture, or any of the Issuer’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer. The Tender Offer is made only by the Offer to Purchase. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Issuer by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward Looking Statements

This news release contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are also generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; financial market conditions and availability of capital; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

2

About Weatherford

Weatherford is a leading global energy services company. Operating in approximately 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,000 team members and approximately 365 operating locations, including manufacturing, research and development, service, and training facilities.

Contact:
Mohammed Topiwala

Weatherford Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:

Kelley Hughes

Weatherford Global Communications

+1 713-836-4193

kelley.hughes@weatherford.com

3